EXHIBIT 10.1

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

CONTRACT TO BUY AND SELL REAL ESTATE
(COMMERCIAL)

Date: September 14, 2004

     1. Agreement. Buyer agrees to buy and the undersigned Seller agrees to sell the Property defined below on the terms and conditions set forth in this contract.

     2. Defined Terms.

         a. Buyer. Buyer, Carrier Access Corporation, or its assigns, will take title to the real property described below.

         b. Property. The Property is the following legally described real estate: Lot 2, Cottonwood Farms Filing No. 1 Subdivision in Boulder County, Colorado in the County of Boulder, Colorado, commonly known as No. 5395 Pearl Parkway, Boulder, Colorado 80301 together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.

         c. Dates and Deadlines.

Item
No.	Reference	Event	Date or Deadline
1	§ 7a	Title Deadline	September 20, 2004
2	§ 7a	Survey Deadline	September 30, 2004
3	§ 7b	Document Request Deadline	September 17, 2004
4	§ 8a	Title Objection Deadline	September 30, 2004
5	§ 8b	Off-Record Matters Deadline	September 20, 2004
6	§ 8b	Off-Record Matters Objection Deadline	September 30, 2004
7
8	§ 10a	Inspection Objection Deadline	September 20, 2004*
9	§ 10b	Resolution Deadline	September 23, 2004**
10	§ 11	Closing Date	October 15, 2004
11	§ 16	Possession Date	October 15, 2004
12	§ 16	Possession Time	Noon
13	§ 28	Acceptance Deadline Date	September 16, 2004
14	§ 28	Acceptance Deadline Time	5:00 p.m.

*	Buyer shall have until 9/30/04 to inspect for a Phase I environmental study.

**	Buyer shall have until October 5, 2004 for resolution deadline for a Phase I environmental study.

         d. Attachments. The following exhibits, attachments and addenda are a part of this contract:                                                                                                                                                                                                                                                                                                                                                                                                                                                                            .

         e. Applicability of Terms. A check or similar mark in a box means that such provision is applicable. The abbreviation “N/A” means not applicable.

     3. Inclusions and Exclusions.

         a. The Purchase Price includes the following items (Inclusions):

              (1) Fixtures. If attached to the Property on the date of this contract, lighting, heating, plumbing, ventilating, and air conditioning fixtures, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, sprinkler systems and controls, and                                                                                                                                                                                                                                                                                                                                                                                                                                                                            .

              (2) Other Inclusions. If on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, storage sheds, and all keys. Check box if included: ☐ Smoke/Fire Detectors, ☐ Security Systems; and                                                                                                                                                                                                                                                                                                                                                                                                                                                                            .

              (3) Trade Fixtures. With respect to trade fixtures, Seller and Buyer agree as follows: N/A.

         b. Instruments of Transfer. The Inclusions are to be conveyed at Closing free and clear of all taxes, liens and encumbrances, except as provided in § 12. Conveyance shall be by bill of sale or other applicable legal instrument(s).

         c. Exclusions. The following attached fixtures are excluded from this sale: None.

     4. Purchase Price and Terms. The Purchase Price set forth below shall be payable in U.S. Dollars by Buyer as follows:

Item
No.	Reference	Item	Amount	Amount
1	§ 4	Purchase Price	$7,000,000.00
2	§ 4a	Earnest Money		$0.00
3	§ 4b	New Loan

Item
No.	Reference	Item	Amount	Amount
4	§ 4c	Assumption Balance
5	§ 4d	Seller or Private Financing
6	§ 4e	Cash at Closing
7		TOTAL	$7,000,000.00	$7,000,000.00

         a. Earnest Money. No Earnest Money is to be paid to assure Buyer’s performance provided the Closing is held as provided herein. In the event Earnest Money is required, in the form of Good Funds, it will be part payment of the Purchase Price and shall be payable to and held by Land America Commonwealth Title Company (“Title Company”), in its trust account, on behalf of both Seller and Buyer. The parties authorize delivery of the Earnest Money deposit to the Closing Company, if any, at or before Closing.

         b. New Loan. N/A

         c. Assumption. N/A

         d. Seller or Private Financing. N/A

         e. Cash at Closing. All amounts paid by Buyer at Closing including Cash at Closing, plus Buyer’s closing costs, shall be in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller’s check and cashier’s check (Good Funds).

     5. Financing Conditions and Obligations. N/A

     6. Appraisal Provisions. N/A

     7. Evidence of Title.

         a. Evidence of Title; Survey. On or before Title Deadline (§ 2c), Seller shall cause to be furnished to Buyer, at Seller’s expense, a current commitment for owner’s title insurance policy in an amount equal to the Purchase Price or if this box is checked, ☐ An Abstract of title certified to a current date. If a title insurance commitment is furnished, it ☒ Shall ☐ Shall Not commit to delete or insure over the standard exceptions which relate to:

              (1) parties in possession,

              (2) unrecorded easements,

              (3) survey matters,

              (4) any unrecorded mechanics’ liens,

              (5) gap period (effective date of commitment to date deed is recorded), and

              (6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing.

     Any additional premium expense to obtain this additional coverage shall be paid by ☒ Buyer ☐ Seller. The cost of any improvement location certificate or survey desired by Buyer shall be paid by ☒ Buyer ☐ Seller. The improvement location certificate or survey shall be obtained by Buyer on or before Survey Deadline (§ 2c). Seller shall cause the title insurance policy to be delivered to Buyer as soon as practicable at or after Closing.

         b. Copies of Exceptions. On or before Title Deadline (§ 2c), Seller, at Seller’s expense, shall furnish to Buyer, (1) a copy of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) if a title insurance commitment is required to be furnished, and if this box is checked ☒ Copies of any Other Documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions). Even if the box is not checked, Seller shall have the obligation to furnish these documents pursuant to this subsection if requested by Buyer any time on or before the Document Request Deadline (§ 2c). This requirement shall pertain only to documents as shown of record in the office of the clerk and recorder(s). The abstract or title insurance commitment, together with any copies or summaries of such documents furnished pursuant to this Section, constitute the title documents (Title Documents).

     8. Title.

         a. Title Review. Buyer shall have the right to inspect the Title Documents. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before Title Objection Deadline (§ 2c), or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer’s notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

         b. Matters not Shown by the Public Records. Seller shall deliver to Buyer, on or before Off-Record Matters Deadline (§ 2c) true copies of all lease(s) (other than those with Buyer) and survey(s) in Seller’s possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(ies) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before Off-Record Matters Objection Deadline (§ 2c). If Seller does not receive Buyer’s notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

         c. Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING 1N THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     In the event the Properly is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is received by Seller on or before Off-Record Matters Objection Deadline (§ 2c), this contract shall then terminate. If Seller does not receive Buyer’s notice by such date, Buyer accepts the effect of the Property’s inclusion in such special taxing district(s) and waives the right to so terminate.

         d. Right to Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) or commitment terms as provided in § 8 a or b above, Seller shall use reasonable effort to correct said items and bear any nominal expense to correct the same prior to Closing. If such unsatisfactory title condition(s) are not corrected on or before Closing, this contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before Closing, waive objection to such items.

         e. Title Advisory. The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully. Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including without limitation boundary lines and encroachments, area, zoning, unrecorded easements and claims of easements, leases and other unrecorded agreements, and various laws and governmental regulations concerning land use, development and environmental matters. The surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights. Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under the Property, which interests may give them rights to enter and use the Property. Such matters may be excluded from the title insurance policy. Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this contract (e.g., Title Objection Deadline [§ 2c] and Off-Record Matters Objection Deadline [§ 2c]).

     9. Lead-Based Paint. N/A

     10. Inspection.

         a. Inspection Objection Deadline. Buyer shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyer’s expense. If the physical condition of the Property or Inclusions is unsatisfactory in Buyer’s subjective discretion, Buyer shall, on or before Inspection Objection Deadline (§ 2c):

              (1) notify Seller in writing that this contract is terminated, or

              (2) provide Seller with a written description of any unsatisfactory physical condition which Buyer requires Seller to correct (Notice to Correct).

     If written notice is not received by Seller on or before Inspection Objection Deadline (§ 2c), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer.

         b. Resolution Deadline. If a Notice to Correct is received by Seller and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Resolution Deadline (§ 2c), this contract shall terminate one calendar day following the Resolution Deadline (§ 2c), unless before such termination Seller receives Buyer’s written withdrawal of the Notice to Correct.

         c. Damage; Liens; Indemnity. Buyer is responsible for payment for all inspections, surveys, engineering reports or for any other work performed at Buyer’s request and shall pay for any damage which occurs to the Property and Inclusions as a result of such activities. Buyer shall not permit claims or liens of any kind against the Property for inspections, surveys, engineering reports and for any other work performed on the Property at Buyer’s request. Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller in connection with any such inspection, claim, or lien. This indemnity includes Seller’s right to recover all costs and expenses incurred by Seller to enforce this subsection, including Seller’s reasonable attorney fees. The provisions of this subsection shall survive the termination of this contract.

     11. Closing. Delivery of deed(s) from Seller to Buyer shall be at Closing (Closing). Closing shall be on the date specified as the Closing Date (§ 2c) or by mutual agreement at an earlier date. The hour and place of Closing shall be at 10:00 a.m. at the Title Company.

     12. Transfer of Title. Subject to tender or payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient special warranty deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as provided herein, title shall be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer’s signature hereon, whether assessed or not. Title shall be conveyed subject to:

         a. those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with § 8a [Title Review],

         b. distribution utility easements,

         c. those specifically described rights of third parties not shown by the public records of which Buyer has actual knowledge and which were accepted by Buyer in accordance with § 8b [Matters Not Shown by the Public Records], and

         d. inclusion of the Property within any special taxing district, and

         e. the benefits and burdens of any declaration and party wall agreements, if any, and

         f. other: the Lease to Buyer.

     13. Payment of Encumbrances. Any encumbrance required to be paid shall be paid at or before Closing from the proceeds of this transaction or from any other source.

     14. Closing Costs; Documents and Services. Buyer and Seller shall pay, in Good Funds, their respective Closing costs and all other items required to be paid at Closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or reasonably required documents at or before Closing. Fees for real estate Closing services shall be paid at Closing by ☒ One-Half by Buyer and One-Half by Seller ☐ Buyer ☐ Seller ☐ Other                                                                                                                                                                                                                                                                                                                          .

     The local transfer tax, if any, shall be paid at Closing by ☒ Buyer ☐ Seller. Any sales and use tax that may accrue because of this transaction shall be paid when due by ☒ Buyer ☐ Seller.

     15. Prorations. The following shall be prorated to Closing Date (§ 2c), except as otherwise provided:

         a. Taxes. Personal property taxes, if any, and general real estate taxes for the year of Closing, based on ☐ The Taxes for the Calendar Year Immediately Preceding Closing ☒ The Most Recent Mill Levy and Most Recent Assessment ☐ Other See Section 24(a) below.

         b. Rents. Rents based on ☒ Rents Actually Received ☐ Accrued. Security deposits held by Seller shall be credited to Buyer. Seller shall assign all leases to Buyer and Buyer shall assume such leases. Lease to Buyer to be assigned and assumed or terminated as of Closing.

         c. Other Prorations. Water, sewer charges; and interest on continuing loan(s), if any; and See Section 24(a) below.

         d. Final Settlement. Unless otherwise agreed in writing, these prorations shall be final.

     16. Possession. Possession of the Property shall be delivered to Buyer on Possession Date and Possession Time (§ 2c), subject to the following lease(s) or tenancy(s): Lease to Buyer.

     If Seller, after Closing, fails to deliver possession as specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $100.00 per day from the Possession Date (§ 2c) until possession is delivered.

     17. Not Assignable. This contract shall not be assignable by Buyer without Seller’s prior written consent. Notwithstanding the foregoing sentence, Buyer may assign its interest in this contract to an affiliated entity provided Buyer remains fully liable for any default under the terms of this contract. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

     18. Condition of, and Damage to Property and Inclusions. Except as otherwise provided in this contract, the Property, Inclusions or both shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted.

         a. Casualty; Insurance. In the event the Property or Inclusions shall be damaged by fire or other casualty prior to Closing, in an amount of not more than ten percent of the total Purchase Price, Seller shall be obligated to repair the same before the Closing Date (§ 2c). In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer by delivering to Seller written notice of termination. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to a credit, at Closing, for all the insurance proceeds resulting from such damage to the Property and Inclusions payable to Seller but not the owners’ association, if any, plus the amount of any deductible provided for in such insurance policy, such credit not to exceed the total Purchase Price.

         b. Damage; Inclusions; Services. Should any Inclusion(s) or service(s) (including systems and components of the Property, e.g. heating, plumbing, etc.) fail or be damaged between the date of this contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the cost of maintenance or replacement of such Inclusion(s), service(s) or fixture(s) is not the responsibility of the Buyer under the terms of its Lease, less any insurance proceeds received by Buyer covering such repair or replacement.

     19. Recommendations of Legal and Tax Counsel. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

     20. Time of Essence and Remedies. Time is of the essence hereof. If any note or check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

         a. If Buyer is in Default:

☐           (1) Specific Performance. Seller may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, and Seller may recover such damages as may be proper, or Seller may elect to treat this contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.

☒           (2) Liquidated Damages. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection c) are SELLER’S SOLE AND ONLY REMEDY for Buyer’s failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

         b. If Seller is in Default: Buyer may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

         c. Costs and Expenses. In the event of any arbitration or litigation relating to this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

     21. Mediation. If a dispute arises relating to this contract, prior to or after Closing, and is not resolved, the parties shall first proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties to the dispute must agree before any settlement is binding. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. The mediation, unless otherwise agreed, shall terminate in the event the entire dispute is not resolved 30 calendar days from the date written notice requesting mediation is sent by one party to the other(s). This Section shall not alter any date in this contract, unless otherwise agreed.

     22. Earnest Money Dispute. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the Earnest Money and things of value held by broker or Closing Company (unless mutual written instructions are received by the holder of the Earnest Money and things of value), broker or Closing Company shall not be required to take any action but may await any proceeding, or at broker’s or Closing Company’s option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

     23. Termination. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to §§ 10c, 21 and 22.

     24. Additional Provisions. (The language of these additional provisions has not been approved by the Colorado Real Estate Commission.)

         a. Prorations. Buyer presently occupies the Property as the sole tenant under a triple net Lease with Seller. As such, all taxes, utilities, and certain operating expenses associated with the Property are paid by Buyer, as tenant. As such, none of these expenses shall be prorated at Closing. However, at Closing, the following adjustments will be made:

              (1) Buyer will receive credit for the amount of all real property taxes paid by tenant to Seller for the year of Closing through Closing, and Buyer shall be responsible for, and take title to the Property subject to all real property taxes for the year of Closing;

              (2) Although rent will be prorated as of Closing, the operating (triple net) expenses (excepting real property taxes) will not be. Seller estimates that the operating (triple net) expenses (excepting real property taxes) paid by tenant through the month of Closing will closely approximate what Seller will have spent (or be obligated to pay) for the period from January 31, 2004 through to the Closing.

              (3) Utilities will be transferred to Buyer as of Closing; and

              (4) If either party desires to have a reconciliation of the 2004 operating (triple net) expenses (excepting real property taxes) as of Closing, that party must notify the other in writing within fifteen (15) days following Closing. Absent such notice, both parties will be deemed to have waived any right under the Lease to a reconciliation and to have accepted the allocation of expenses as described in subsection b above as final. In the event either party elects to have such a reconciliation, all operating (triple net) expenses (excepting real property taxes) will be reconciled as of the date of Closing. Following the reconciliation, if requested, Buyer will pay to Seller the amount, if any, that Seller has paid in excess of amounts paid by tenant under the Lease; Seller will pay to Buyer the amount, if any, that tenant has paid in excess of amounts actually due under the Lease; and the party requesting the reconciliation will pay to the other $1,000.00 unless the reconciliation results in the requesting party receiving payment in excess of $2,000.00.

         b. Brokers. Buyer and Seller each warrant and represent to the other that they have not engaged any broker, finder or other person in connection with this transaction. Each party shall indemnify and hold the other harmless from claims of any other broker, finder or similar person who claims to be entitled to compensation in connection with this transaction.

         c. No Warranties. Except as is expressly provided otherwise herein, the Property is sold by Seller and acquired by Buyer in an “As-Is, Where-Is” basis with no warranties of any kind, express or implied, either oral or written, made by Seller or any agent or representative of Seller with respect to the physical, environmental, or structural condition of the Property or with respect to its use or operation under any laws, ordinances, or regulations of any government or other body. Buyer acknowledges and agrees that Seller has not made and does not make any representations, warranties, or covenants of any kind or character whatsoever, whether express or implied, with respect to habitability, tenantability, or suitability for any purpose, merchantability, or fitness of the Property for a particular purpose, all of which warranties Seller hereby expressly disclaims.

         d. Seller’s Representations. Seller represents and warrants to Buyer the following, all of which representations and warranties shall survive Closing:

              (1) Seller has not received any written notice from any governmental authority or other person regarding violations or alleged violations of any laws, rules, regulations, or codes in connection with the Property, the environmental condition of the Property, or the disposal of any materials thereon.

              (2) The Seller is a limited partnership duly organized and validly existing under the laws of the state of Colorado and authorized to transact business within the State of Colorado, and the execution and delivery of and Seller’s performance under this Contract are within Seller’s powers and have been duly authorized by all requisite action.

         e. Section 1031. Each party agrees to cooperate with the other in structuring this transaction as a tax-deferred exchange under Section 1031 of the Internal Revenue Code, provided (i) the cooperating party shall not be required to incur any additional liability or expense, (ii) the closing of this transaction will not be delayed contrary to the terms hereof, and (iii) the cooperating party shall not be obligated to acquire title to any other property in the exchange.

         f. 2545 Lease. Buyer presently is party to a Lease with 2545 Central LLC (an affiliate of Seller) for premises at 5766 Central Avenue, Boulder, Colorado (“2545 Lease”). Seller will obtain as of Closing a termination of Buyer’s obligations under the 2545 Lease effective as of Closing provided the Buyer is not then in default under the 2545 Lease, and provided that Buyer delivers to Seller a fully executed assumption agreement of the 2545 Lease by SpectraLink Corporation, which assumption agreement must be in form acceptable to 2545 Central LLC and may only vary the terms of the 2545 Lease in terms of the Base Rent payable (using that Base Rent described in the Sublease dated September 30, 2003 as the agreed Base Rent).

     25. Entire Agreement; Subsequent Modification; Survival. This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract. No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any obligation in this contract which, by its terms, is intended to be performed after termination or Closing shall survive the same.

     26. Facsimile. Signatures ☒ May ☐ May Not be evidenced by facsimile. Documents with original signatures shall be provided to the other party at Closing, or earlier upon request of any party.

     27. Notice. Except for the notice requesting mediation described in § 21, any notice to Buyer shall be effective when received by Buyer and any notice to Seller shall be effective when received by Seller.

     28. Notice of Acceptance; Counterparts. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of acceptance pursuant to § 27 on or before Acceptance Deadline Date and Acceptance Deadline Time (§ 2c). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

CARRIER ACCESS CORPORATION
/s/ NANCY PIERCE

Buyer
Date of Buyer’s Signature 9/15/04
Buyer’s Address: 5395 Pearl Parkway, Boulder CO 80304
Buyer’s Telephone No.:
Buyer’s Fax No.:

[NOTE: If this offer is being countered or rejected, do not sign this document. Refer to § 29]

COTTONWOOD LAND AND FARMS, LTD.
/s/ KAY S. MCDOWELL G.P.

Seller
Date of Seller’s Signature 9/15/04
Seller’s Address: 2465 Central Ave., Ste. #204 Boulder, CO 80301
Seller’s Telephone No.:
Seller’s Fax No.:

     29. Counter; Rejection. This offer is ☐ Countered ☐ Rejected. Initials only of party (Buyer or Seller) who countered or rejected offer                     .

END OF CONTRACT

Note: Closing Instructions should be signed on or before Title Deadline.

Broker Acknowledgments. N/A

Brokers’ Compensation Disclosure. N/A